UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on June 15, 2012.

SAIC, INC.		Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 16, 2012
Date: June 15, 2012 Time: 9:00 AM EDT
	Location:	SAIC Conference Center
1710 SAIC Drive
McLean, Virginia 22102
You are receiving this communication because you hold shares in the above named company.
ATTN: STOCK PROGRAMS 10210 CAMPUS POINT DRIVE MAIL STOP A-2-S SAN DIEGO, CA 92121

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
This notice also constitutes Notice of the 2012 Annual Meeting of Stockholders.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow and visit: www.proxyvote.com or scan the QR code below.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.
Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the request as instructed above on or before June 3, 2012 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: All stockholders of record at April 16, 2012 (or holders in street name who have obtained a valid proxy) may vote in person at the meeting. Directions to the SAIC Conference Center in McLean, Virginia are available at www.saic.com or by calling SAIC Investor Relations at 1-800-303-5471.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote Confirmation: You may confirm that your instructions were received and included in the final tabulation for the Annual Meeting on June 15, 2012 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow . Vote Confirmation is available 24 hours after your vote is received beginning May 31, 2012, with the final vote tabulation remaining available through August 15, 2012.

Voting Items

VOTE ON DIRECTORS - The Board of Directors recommends
a vote FOR each of the nominees listed below.
1. Nominees:
1a. France A. Córdova

1b.    Jere A. Drummond

1c.    Thomas F. Frist, III

1d.    John J. Hamre

1e.    Miriam E. John

1f.    Anita K. Jones

1g.    John P. Jumper

1h.    Harry M.J. Kraemer, Jr.

1i.     Lawrence C. Nussdorf

1j.     Edward J. Sanderson, Jr.

1k.    A. Thomas Young

VOTE ON PROPOSAL 2 - The Board of Directors recommends a vote FOR Proposal 2.

2.       Approve the merger of SAIC with and into its wholly-owned subsidiary, Science Applications International Corporation.

VOTE ON PROPOSAL 3 - The Board of Directors recommends a vote FOR Proposal 3.

3.       Approve amendments to our 2006 Equity Incentive Plan.

VOTE ON PROPOSAL 4 - The Board of Directors recommends a vote FOR Proposal 4.

4.       Approve, by an advisory vote, executive compensation.

VOTE ON PROPOSAL 5 - The Board of Directors recommends a vote FOR Proposal 5.

5.       Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013.

VOTE ON PROPOSAL 6 - The Board of Directors recommends a vote AGAINST Proposal 6.

6.       Stockholder proposal regarding action by written consent.